Exhibit 99.1

For more information, contact:
Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS REPORTS Q2 REVENUE AND EPS GROWTH

Revenue up 7%; Gross Margins up 14%

SANTA CLARA, Calif.; Jan 24, 2008 – Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its fiscal second quarter of 2008, ended December 30, 2007. For the quarter, net revenue increased 7 percent to $92.5 million, from $86.9 million in the year ago quarter.

Net income on a GAAP basis for the fiscal second quarter of 2008 was $4.1 million or $0.04 per diluted share, compared to a net loss of $1.9 million or a loss of $0.02 per diluted share in the year-ago quarter. GAAP results include stock-based compensation charges. In addition, year-ago GAAP results include $2.8 million in costs associated with our special investigation into our historical stock option grants, and $0.2 million in a reversal of a restructuring charge.

Non-GAAP net income for the fiscal second quarter of 2008, excluding $1.4 million in stock-based compensation charges, was $5.5 million or $0.05 per diluted share. That compares to year-ago non-GAAP net income of $2.5 million or $0.02 per diluted share. Year-ago non-GAAP results exclude $2.8 million in costs associated with our special investigation into our historical stock option grants, $1.8 million in stock-based compensation, and $0.2 million in a reversal of a restructuring charge. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying financial tables.

“This quarter represents our highest revenues in two years, driven largely by our newer products, which are being broadly accepted by the market,” said Mark Canepa, president and CEO of Extreme Networks. “Our continued success shows how our vision and our products are aligned with customer needs.”

Cash, short-term investments, and marketable securities were $226.3 million as of December 30, 2007, compared to $224.7 million as of September 30, 2007, reflecting positive cash flow from operations.

Conference Call

Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast and replay of the call will be available at http://www.extremenetworks.com/about-extreme/investor-relations.aspx. Financial information to be discussed during the conference call is posted on the Investor Relations section of the Company’s website (www.extremenetworks.com).

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement its consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income and non-GAAP net income per share information. In preparing our non-GAAP information, we have excluded, where applicable, stock compensation (a non-cash charge), costs associated with our special investigation into our historical stock option grants (a non-recurring charge), and $0.2 million in a reversal of a restructuring charge (a non-recurring charge). Because of the non-recurring or infrequent nature and/or non-cash nature of these charges, we believe that excluding them provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude the non-cash charges in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations, and excludes the non-recurring and infrequently incurred cash items as a means of more accurately predicting liquidity requirements. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Consolidated Statement of Operations for the fiscal quarters ended December 30, 2007 and December 31, 2006, which are adjusted to exclude share-based compensation expense, costs associated with our special investigation into our historical stock option grants and a reversal of restructuring charges. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Extreme Networks, Inc.

Extreme Networks designs, builds, and installs Ethernet infrastructure solutions that solve the toughest business communications challenges. The Company’s commitment to open networking sets it apart from the alternatives by delivering meaningful insight and unprecedented control to applications and services. Extreme Networks believes openness is the best foundation for growth, freedom, flexibility, and choice. Extreme Networks focuses on enterprises and service providers who demand high performance, converged networks that support voice, video and data, over a wired and wireless infrastructure. For more information, visit: http://www.extremenetworks.com

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Extreme Networks and Summit are either registered trademarks or trademarks of Extreme Networks, Inc. in the United States and/or other countries.

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding acceptance of our newer products in the market, alignment of our vision and our products with customer needs, our expectations regarding our products, future revenue and expenses and strategy. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: our, fluctuations in demand for our products and services; a highly competitive business environment for network switching equipment; changes in results identified as part of the process of completing the closing and audit of results for the quarter and the year, effectiveness in controlling expenses, the possibility that we might experience delays in the development of new technology and products; customer response to our new technology and products; risks related to pending or future litigations, and a dependency on third parties for certain components and for the manufacturing of our products. We undertake no obligation to update the forward-looking information in this release. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which is on file with the Securities and Exchange Commission.”

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 30, 2007 (unaudited)	July 1, 2007 (1)
ASSETS
Current assets:
Cash and cash equivalents	$46,042	$71,573
Short-term investments	113,575	91,599
Accounts receivable, net	30,042	23,066
Inventories, net	22,287	25,261
Deferred income taxes	979	1,118
Prepaid expenses and other current assets, net	12,720	13,339

Total current assets	225,645	225,956
Property and equipment, net	41,524	43,156
Marketable securities	66,705	52,683
Other assets, net	15,936	20,102

Total assets	$349,810	$341,897

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,377	$21,303
Accrued compensation and benefits	18,083	14,841
Restructuring liabilities	2,722	5,532
Accrued warranty	6,708	7,182
Deferred revenue	33,564	32,160
Other accrued liabilities	22,833	23,263

Total current liabilities	100,287	104,281
Restructuring liabilities, less current portion	7,083	8,456
Deferred revenue, less current portion	10,088	10,286
Deferred income taxes	309	688
Other long-term liabilities	1,751	1,961
Commitments and contingencies
Stockholders’ equity:
Common stock and capital in excess of par value	939,694	934,540
Treasury stock	(48,303)	(48,303)
Accumulated other comprehensive income	1,716	572
Accumulated deficit	(662,815)	(670,584)

Total stockholders’ equity	230,292	216,225

Total liabilities and stockholders’ equity	$349,810	$341,897

(1)	Consolidated balance sheet at July 1, 2007 has been derived from audited financial statements.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	December 30, 2007	December 31, 2006	December 30, 2007	December 31, 2006
Net revenues:
Product	$77,427	$71,074	$151,572	$139,056
Service	15,103	15,779	29,920	31,560

Total net revenues	92,530	86,853	181,492	170,616

Cost of revenues:
Product	31,039	31,968	62,295	63,767
Service	8,511	8,409	17,121	17,222

Total cost of revenues	39,550	40,377	79,416	80,989

Gross profit:
Product	46,388	39,106	89,277	75,289
Service	6,592	7,370	12,799	14,338

Total gross profit	52,980	46,476	102,076	89,627

Operating expenses:
Sales and marketing	25,050	25,829	49,588	51,272
Research and development	17,154	15,602	33,645	31,376
General and administrative	8,592	8,790	15,115	16,395
Restructuring charge (reversal)	—	(231)	—	1,303

Total operating expenses	50,796	49,990	98,348	100,346

Operating income (loss)	2,184	(3,514)	3,728	(10,719)
Other income, net	2,590	2,227	5,101	5,291

Income (loss) before income taxes	4,774	(1,287)	8,829	(5,428)
Provision for income taxes	638	573	1,060	1,359

Net Income (loss)	$4,136	$(1,860)	$7,769	$(6,787)

Basic and diluted net income (loss) per share:
Net income (loss) per share - basic	$0.04	$(0.02)	$0.07	$(0.06)
Net income (loss) per share - diluted	$0.04	$(0.02)	$0.07	$(0.06)
Shares used in per share calculation - basic	114,530	113,644	114,217	114,649
Shares used in per share calculation - diluted	115,725	113,644	115,498	114,649

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended
	December 30, 2007	December 31, 2006
Cash flows from operating activities:
Net income (loss)	$7,769	$(6,787)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,707	4,268
Provision for doubtful accounts	265	2
Provision for excess and obsolete inventory	1,324	2,144
Deferred income taxes	(240)	75
Amortization of warrant	1,349	2,024
Restructuring charge	—	1,303
(Loss) gain on disposal of assets	(7)	5
Stock-based compensation	2,429	3,658
Changes in operating assets and liabilities, net
Accounts receivable	(7,242)	(2,629)
Inventories	1,641	(6,042)
Prepaid expenses and other assets	3,436	(5,481)
Accounts payable	(4,925)	(3,400)
Accrued compensation and benefits	3,241	465
Restructuring liabilities	(4,182)	(3,523)
Accrued warranty	(474)	(36)
Deferred revenue	1,207	(1,619)
Other accrued liabilities	(27)	1,893

Net cash provided by (used in) operating activities	9,271	(13,680)

Cash flows (used in) provided by investing activities:
Capital expenditures	(2,068)	(2,795)
Purchases of investments	(171,393)	(95,059)
Proceeds from maturities of investments and marketable securities	76,247	128,061
Proceeds from sales of investments and marketable securities	59,679	169,542

Net cash (used in) provided by investing activities	(37,535)	199,749

Cash flows provided by (used in) financing activities:
Proceeds from issuance of common stock, net of repurchases	2,733	602
Repurchase of common stock	—	(14,602)
Principal payment on convertible debt		(200,000)

Net cash provided by (used in) financing activities	2,733	(214,000)

Net (decrease) in cash and cash equivalents	(25,531)	(27,931)
Cash and cash equivalents at beginning of period	71,573	92,598

Cash and cash equivalents at end of period	$46,042	$64,667

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	December 30, 2007	December 31, 2006
Net income (loss) - GAAP Basis	$4,136	$(1,860)

Non-GAAP adjustments
Stock-based compensation expense	$1,403	$1,808
Stock option investigation expenses	—	2,772
Restructuring charge	—	(231)

Total non-GAAP adjustments	$1,403	$4,349

Net income (loss) - Non-GAAP Basis	$5,539	$2,489

Non-GAAP adjustments
Cost of product revenue	$118	$201
Cost of service revenue	65	116
Sales and Marketing	410	635
Research and Development	398	564
General and Administrative	412	3,064
Restructuring charge (reversal)	—	(231)

Total non-GAAP adjustments	$1,403	$4,349